Exhibit 3.1

COMPANIES (JERSEY) LAW 1991
(the “ Companies Law”)

LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

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COINSHARES INTERNATIONAL LIMITED
(the “Company”)

(adopted by Special Resolution on 30 May 2025)

1.	INTERPRETATION

Words and expressions contained in this Memorandum of Association have the same meanings as in the Companies Law.

2.	COMPANY NAME

The name of the Company is CoinShares International Limited.

3.	TYPE OF COMPANY

1.1	The Company is a public company.

1.2	The Company is a par value company.

4.	NUMBER OF SHARES

The share capital of the Company is £99,000 divided into 200,000,000 Ordinary Shares, in a single class, of £0.000495 par value each.

5.	LIABILITY OF SHAREHOLDERS

The liability of a holder arising from the holding of a share in the Company is limited to the amount (if any) unpaid on it.

LIMITED COMPANY

ARTICLES OF ASSOCIATION

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COINSHARES INTERNATIONAL LIMITED

(the “Company”)

(adopted by Special Resolution on 30 May 2025)

CONTENTS

1.	INTERPRETATION	1
2.	SHARE CAPITAL	4
3.	ISSUE OF ORDINARY SHARES (& PRE-EMPTION RIGHTS ON ALLOTMENT)	5
4.	SHARE PREMIUM ACCOUNT	7
5.	ALTERATION OF SHARE CAPITAL	7
6.	VARIATION OF RIGHTS	7
7.	REGISTER OF SHAREHOLDERS	8
8.	UNCERTIFICATED SHARES	8
9.	FORFEITURE OF SHARES	9
10.	TRANSFER OF SHARES	10
11.	TRANSMISSION OF SHARES	11
12.	NOTICE OF GENERAL MEETINGS	12
13.	PARTICIPATION AT GENERAL MEETINGS	12
14.	MATTERS FOR THE ANNUAL GENERAL MEETING	12
15.	DIRECTORS	13
16.	POWERS OF DIRECTORS	13

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17.	RESERVED MATTERS	13
18.	DELEGATION OF DIRECTORS’ POWERS	14
19.	APPOINTMENT OF DIRECTORS	14
20.	RESIGNATION, DISQUALIFICATION & REMOVAL OF DIRECTORS	15
21.	REMUNERATION & EXPENSES OF DIRECTORS	15
22.	EXECUTIVE DIRECTORS	15
23.	DIRECTORS’ INTERESTS	16
24.	PROCEEDINGS OF DIRECTORS	17
25.	MINUTE BOOK	18
26.	SECRETARY	18
27.	THE SEAL	19
28.	AUTHENTICATION OF DOCUMENTS	19
29.	DIVIDENDS	19
30.	ACCOUNTS & AUDIT	21
31.	NOTICES	21
32.	WINDING-UP	23
33.	INDEMNITY	23
34.	NON-APPLICATION OF STANDARD TABLE	23

ii

COMPANIES (JERSEY) LAW 1991

LIMITED COMPANY

ARTICLES OF ASSOCIATION

- of -

COINSHARES INTERNATIONAL LIMITED

(adopted by Special Resolution on 30 May 2025)

1.	INTERPRETATION

1.1	In these Articles, unless (or save to the extent that) the context or subject-matter requires otherwise, the following words and expressions shall have the following meanings:

1.1.1	“address” in relation to an Electronic Communication, means any number or address used for the purposes of such communication;

1.1.2	“AGM” means an annual general meeting of the Company;

1.1.3	“Articles” these articles of association, as the same may be amended from time to time;

1.1.4	“Auditors” the auditor, for the time being, of the Company (or, in the case of joint auditors, any one of them);

1.1.5	“Bankrupt” has the meaning ascribed to it in the Interpretation (Jersey) Law, 1954;

1.1.6	“Business Day” means a day (except a Saturday, Sunday or bank holiday) on which banks in Jersey, Channel Islands are open for the conduct of normal banking business;

1.1.7	“certificated shares” means a share which is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly.

1.1.8	“Clear Days” in relation to a period of Notice, means that period excluding the day when the Notice is given (or deemed to be given) and the day for which it is given (or on which it is to take effect);

1.1.9	“Companies Law” means the Companies (Jersey) Law 1991 and any subordinate legislation from time to time made thereunder, including any statutory modifications or re-enactments for the time being in force;

1.1.10	“Company” the company incorporated under the Companies Law in respect of which these Articles have been adopted and registered;

1.1.11	“Directors” means the directors of the Company for the time being;

1.1.12	“dividend” includes all forms of “distribution” permitted under Article 114 of the Companies Law; 4

1.1.13	“Due Date” has the meaning ascribed to it in Article 11.10;

1.1.14	“EGM” means an extraordinary general meeting of the Company;

1.1.15	“Electronic Communication” bears the meaning set out in the Electronic Law;

1.1.16	“Electronic Law” means the Electronic Communications (Jersey) Law 2000;

1.1.17	“Electronic Signature” bears the meaning set out in the Electronic Law;

1.1.18	“Equity Securities” has the meaning ascribed to it in Article 3.1.1;

1.1.19	“General Meeting” means an AGM or, as the case may be, an EGM;

1.1.20	“Group” means the Company and its subsidiary undertakings from time to time;

1.1.21	“Group Company” means any company in the Group;

1.1.22	“Month” means calendar month;

1.1.23	“Notice” means a notice in Writing unless otherwise specifically stated;

1.1.24	“Office” means the registered office of the Company from time to time, which shall be situated in Jersey, Channel Islands;

1.1.25	“Officer” includes a Secretary but otherwise has the meaning ascribed to it in the Companies Law;

1.1.26	“Operator” has the meaning given to the expression “authorised operator” in the Uncertificated Securities Order;

1.1.27	“Ordinary Resolution” means a resolution of the Company passed by a simple majority of the votes cast, in person or by proxy, at a General Meeting by Shareholders who are entitled to do so;

1.1.28	“Ordinary Shares” means ordinary shares with a par value of £0.000495 each in the capital of the Company, and having the rights and restrictions set out in these Articles;

1.1.29	“Paid-Up” means paid-up and / or credited as paid-up;

1.1.30	“Persons” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.1.31	“Present” in relation to General Meetings and to meetings of the Shareholders of any class of shares includes present by attorney or by proxy or in the case of a corporate shareholder by representative;

1.1.32	“Prohibited Person” means a Person disqualified or otherwise ineligible by law to act as a director of a company incorporated in Jersey, Channel Islands;

1.1.33	“Register” means the register of Shareholders required to be kept pursuant to the Companies Law;

1.1.34	“relevant system” means any computer-based system and its related facilities and procedures that is provided by an Operator which allows units of securities without written instruments to be transferred and endorsed pursuant to the Uncertificated Securities Order.

1.1.35	“Reserved Matter” has the meaning set out in Article 21.1;

1.1.36	“Reserved Matter Consent” means a consent in Writing of Shareholders holding in the aggregate, at the 5 relevant date, not less than sixty-seven percent (67%) of the issued ordinary shares (excluding any ordinary shares held in treasury) (and a reference to the “grant”, or “granting of”, a Reserved Matters Consent shall indicate the due-passing of the same). (For the avoidance of doubt, the granting of a Reserved Matter Consent shall not be, or be deemed to be, for the purpose of passing a Special Resolution pursuant to these Articles or the Companies Law);

1.1.37	“Seal” means the common seal (if any) of the Company from time to time;

1.1.38	“Secretary” means any Person appointed from time to time to perform any of the duties of secretary of the Company (including an assistant or deputy secretary) and, in the event of two or more Persons being appointed as joint secretaries, any one or more of the Persons so appointed;

1.1.39	“Shareholder” (or “holder”) means, in respect of a share in the capital of the Company, the Person for the time being registered in the Register as the holder thereof;

1.1.40	“Signed” includes a signature, an Electronic Signature or a representation of a signature affixed by mechanical or any other means of signifying agreement permitted by law (including, without limitation, electronic) and, where a document is to be signed by a company, an association or a body of Persons, the word “Signed” shall be construed as including the signature of a duly authorised representative on its behalf as well as any other means by which it may lawfully execute the document;

1.1.41	“Special Resolution” bears the meaning set out in the Companies Law albeit that the specified majority for the purposes of Article 90(1A) shall be a majority of not less than sixty-seven percent (67%);

1.1.42	“Uncertificated Securities Order” means the Companies (Uncertificated Securities) (Jersey) Order 1999 including any modification or re-enactment of such Order for the time being in force;

1.1.43	“uncertificated share” means a share of a class which is at the relevant time a participating class, title to which is recorded on the Register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly.

1.1.44	in “Writing” includes written, printed, transmitted by facsimile or other electronic means including by email, any “click through” mechanism on a relevant system or the Company’s website) photographed (or represented by any other mode of representing or reproducing words in a visible form) or partly one and partly another of the foregoing.

1.2	For the avoidance of doubt, terms defined within specific Articles shall bear the meanings defined therein in respect of the specified Article(s) (or, failing any delimitation to the application of such definitions, in respect of all of these Articles), unless (or save to the extent that) the context or subject-matter requires otherwise.

Save as defined herein and unless (or save to the extent that) the context or subject-matter requires otherwise, words or expressions contained in these Articles (including, without limitation, “holding company”, “shares”, “securities” and “subsidiary”) shall bear the same meaning as in the Companies Law or the Interpretation (Jersey) Law 1954 (but EXCLUDING any statutory modifications thereof not in force when these Articles become binding on the Company).

1.3	Where, in relation to a share, these Articles refer to a “relevant system”, the reference is to the relevant system, in which that share is a participating security at the relevant time.

1.4	In these Articles, unless (or save to the extent that) the context or subject-matter requires otherwise:

1.4.1	words and expressions which are cognate to those defined in Article 1.1 shall be construed accordingly;

1.4.2	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

1.4.3	words importing the singular number only shall include the plural number (and vice- versa);

1.4.4	words importing the masculine gender only shall be construed as including the feminine and neuter genders (and vice-versa);

1.4.5	references to an Article, by number, are to the particular Article of these Articles;

1.4.6	references to time of day are to the time in Jersey, Channel Islands unless otherwise stated;

1.4.7	references to a pound or pounds (or £ or GBP) and to a penny or pence (or p) are references to the lawful currency for the time being of the United Kingdom;

1.4.8	any provision which is expressed to bind more than one Person shall, save where inconsistent with the context, bind them jointly and each of them severally;

1.4.9	references to a statute or statutory provision, if not inconsistent with the subject- matter or context, include that statute or provision as may be from time to time modified or re-enacted or consolidated (whether before or after the date of these Articles) and every subordinate regulation or order made thereunder (PROVIDED THAT nothing shall operate to increase the liability of any Person under these Articles beyond that which would have existed had this Article 1.5.9 been omitted);

1.4.10	any reference to any Jersey legal term or concept (including for any action, remedy, method of judicial proceeding, document, legal status, statute court, official governmental authority or agency) shall, in respect of any jurisdiction other than Jersey, be interpreted to mean the nearest and most appropriate analogous term to the Jersey legal term in the legal language in that jurisdiction (as the context reasonably requires) so as to produce, as nearly as possible, the same effect in relation to that jurisdiction as would be the case in relation to Jersey; and

1.4.11	the headings within these Articles are inserted for convenience only and shall not affect the construction or interpretation of these Articles.

2.	SHARE CAPITAL

2.1	The share capital of the Company is as specified in the Memorandum of Association and the shares of the Company shall have the rights and shall be subject to the conditions contained in these Articles.

2.2	Without prejudice to any special rights for the time being conferred on the holders of any shares or class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is hereinafter provided) any share or class of shares in the capital of the Company may be issued with such preferred, deferred or other special rights or such restrictions whether in regard to dividends, return of capital, voting or otherwise as the Company may from time to time by Special Resolution determine.

2.3	Subject to the provisions of the Companies Law, the Company may from time to time:

2.3.1	issue; or

2.3.2	convert any existing non-redeemable shares (whether issued or not) into, shares which are to be redeemed or are liable to be redeemed at the option of the Company or at the option of the holder thereof and on such terms and in such manner as may be determined by Special Resolution.

2.4	Subject to the provisions of the Companies Law, the Company may purchase its own shares (including redeemable shares) including by the purchase of depositary certificates in respect of such shares and may hold such shares as treasury shares or cancel them.

2.5	The Company may hold as treasury shares any of the equity shares it has redeemed or purchased in accordance with the Companies Law with the consent of an Ordinary Resolution.

2.6	Subject to the provisions of these Articles, the unissued shares for the time being in the capital of the Company shall be at the disposal of the Directors who may allot, grant options over or otherwise dispose of them to such Persons at such times and generally on such terms and conditions as they think fit. Upon the first issuance of any new class of shares the Board shall specify in the particulars thereof the rights and conditions applying to such shares.

2.7	The Company may apply its shares or capital money either directly or indirectly in payment of a commission, discount, or allowance to a Person. Any such commission, discount or allowance may be satisfied by the payment of cash and / or by the allotment of fully or partly-paid shares or in any other way.

2.8	EXCEPT ONLY as the Articles otherwise provide or as is required by law, no Person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

3.	ISSUE OF ORDINARY SHARES (& PRE-EMPTION RIGHTS ON ALLOTMENT)

3.1	In this Article 3:

3.1.1	“Equity Securities” means:

(a)	ordinary shares in the capital of the Company; or

(b)	rights to subscribe for, or to convert securities into, ordinary shares; and

3.1.2	references to the allotment and issue of Equity Securities include:

(a)	the grant of a right to subscribe for, or to convert any securities into, ordinary shares in the Company (but do not include the allotment and issue of ordinary shares pursuant to such a right); and

(b)	the sale and / or transfer of ordinary shares that immediately before such sale or transfer are held by the Company in treasury.

3.2	Subject to Article 3.5, the Company shall not allot and issue Equity Securities to a Person on any terms unless:

3.2.1	it has made an offer to each Shareholder to allot and issue to him on the same or more favourable terms a proportion of those Equity Securities the aggregate number of which is as nearly as practicable pro-rated to the proportion of the issued ordinary share capital of the Company represented by the ordinary shares held by such Shareholder; and

3.2.2	the period during which any such offer may be accepted has expired or the Company has received Notice of the acceptance or refusal of every offer so made pursuant to Articles 3.5 and 3.7,

PROVIDED THAT the Directors may impose such exclusions or make such other arrangements as they deem necessary or expedient in relation to fractional entitlements or having regard to any legal or practical problems arising under the laws of any overseas territory, or the requirements of any regulatory body in any territory or otherwise howsoever. Shareholders affected as a result of such exclusions or arrangements shall not be, or be deemed to be, a separate class of Shareholders for any purpose whatsoever.

3.3	Equity Securities that the Company has offered to allot and issue to a Shareholder in respect of their ordinary shares may be allotted and issued to anyone in whose favour he has renounced his right to their allotment and issue, without contravening Article 3.2.1.

3.4	Ordinary shares held by the Company in treasury shall be disregarded for the purposes of this Article 3, so that the Company is not treated as a Person who holds ordinary shares; and the ordinary shares held in treasury are not treated as forming part of the ordinary share capital of the Company.

3.5	Any offer required to be made by the Company pursuant to Article 3.2 should be made by a Notice (given in accordance with Article 38) and such offer must state a period during which such offer may be accepted and such offer shall not be withdrawn before the end of that period. Such period must be a period of at least ten (10) Business Days beginning on the date on which such offer is deemed to be delivered or received (as the case may be) pursuant to Article 38. If the offer is not accepted within this period it will be deemed to have been declined. After the expiration of the period, or if earlier, on receipt of acceptances or refusals from all Shareholders to whom the offer was made, the Board may aggregate and dispose of those Equity Securities that have not been taken up in such a manner as they determine is most beneficial to the Company.

3.6	Notwithstanding any other provision in these Articles:

3.6.1	Article 3.2 shall not apply to any ordinary shares issued by the Directors pursuant to the exercise, and upon the surrender, of the Warrant(s) by the Persons entitled to exercise such Warrant(s) in accordance with the terms of such Warrant(s);

3.6.2	the Directors may, by unanimous consent only, during any period of two consecutive calendar years, resolve to allot and issue in one or more tranches such number of ordinary shares (including, for the avoidance of doubt, any shares issued pursuant to, in connection with or upon conversion of any subsequently issued convertible bonds) as does not in the aggregate exceed twenty five percent (25%) of the total number of ordinary shares in issue (excluding any ordinary shares held in treasury) at 9am on 1st January of such year (rounded down to the nearest whole share), without the offer, issue or allotment of such shares or the issue or conversion of any subsequently issued convertible bonds being subject to the provisions of Article 3.2 provided always that any such allotment, issue, or conversion is effected solely in connection with bona fide transactions for business purposes only (and for the avoidance of doubt the terms of this Article 3.6.2 shall not include the issuance of shares or convertible securities as consideration or compensation for services rendered by employees, consultants, directors, or any other individuals in a personal capacity) and provided further that any issuance or allotment to any natural person pursuant to this Article 3.6.2 shall be subject to the unanimous approval of the remuneration committee as required by and in accordance with the terms of reference for such remuneration committee and shall not in aggregate in any calendar year exceed five percent (5%) of the total number of ordinary shares in issue at the time of such offer; and

3.6.3	Article 3.2 shall not apply to any Equity Securities allotted and issued by the Directors in the three (3) years following the adoption of these Articles pursuant to any employee incentive or bonus plan or scheme which has been approved by the Directors, PROVIDED THAT such Equity Securities allotted and issued pursuant to this Article 3.6.3 do not in the aggregate exceed fifteen percent (15%) of the total number of ordinary shares in issue (excluding any ordinary shares held in treasury) (rounded down to the nearest whole share) at 9 am on the date of these Articles.

3.7	In this Article 3, in relation to an offer to allot and issue Equity Securities a reference (however expressed) to the holder of ordinary shares of any description is to whoever was the Shareholder in respect of ordinary shares of that description at the close of business on a date to be specified in the offer and the specified date must fall within the period of twenty (20) Business Days immediately before the date of the offer.

4.	SHARE PREMIUM ACCOUNT

4.1	Except as provided in Article 4.2, where the Company issues shares at a premium, the amount or value (as determined by the Directors) of any premiums shall be transferred, as and when the premiums are Paid-Up, to a share premium account which shall be kept in the books of the Company in the manner required by the Companies Law. The sums for the time being standing to the credit of the share premium account shall be applied only in accordance with the Companies Law.

4.2	Where the Companies Law permits the Company to refrain from transferring any amount to a share premium account, that amount need not be so transferred; but the Directors may if they think fit nevertheless cause all or any part of such amount to be transferred to the relevant share premium account.

4.3	The Company may by Special Resolution transfer an amount to a share premium account of the Company from any other account of the Company (other than the capital redemption reserve or the nominal capital account).

5.	ALTERATION OF SHARE CAPITAL

5.1	The Company may by Special Resolution alter its share capital as stated in the Memorandum of Association in any manner permitted by the Companies Law.

5.2	Any new shares created on an increase or other alteration of share capital shall be issued upon such terms and conditions as the Company may by Special Resolution determine.

5.3	Any capital raised by the creation of new shares shall, unless otherwise provided by the conditions of issue of the new shares, be considered as part of the original capital and the new shares shall be subject to the provisions of these Articles with reference to the payment of calls, transfer and transmission of shares, lien or otherwise applicable to the existing shares in the Company.

5.4	Subject to the provisions of the Companies Law the Company may by Special Resolution reduce its capital accounts in any way.

6.	VARIATION OF RIGHTS

6.1	Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up, with:

6.1.1	the sanction of a Special Resolution passed at a meeting of the relevant class of Shareholders; or

6.1.2	with the consent in Writing of Shareholders holding in the aggregate, at the relevant date, not less than sixty-seven percent (67%) of the issued shares of the relevant class (excluding any such shares held in treasury).

6.2	Save as otherwise provided in these Articles, all the provisions of these Articles and the Companies Law relating to General Meetings and to the proceedings thereat shall, mutatis mutandis, apply to every such separate class meeting (EXCEPT THAT the necessary quorum shall be two Persons holding or representing by proxy at least one-third in nominal amount of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not Present, those Shareholders who are Present shall be a quorum)).

6.3	The rights (including special rights) conferred upon the holders of any shares or class of shares issued with preferred, deferred or other special rights shall (unless otherwise expressly provided by the conditions of issue of such shares) be deemed not to be varied by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

7.	REGISTER OF SHAREHOLDERS

7.1	The Directors shall maintain (or cause to be maintained) a Register in the manner required by the Companies Law. The Register shall be kept at the Office or at such other place in Jersey, Channel Islands as the Directors from time to time determine. In each year the Directors shall prepare and file (or cause to be prepared and filed) with the Registrar of Companies an annual return containing the particulars from time to time required by the Companies Law.

7.2	In addition, the Company’s shares which have been listed for trading by the public shall be registered in a Central Securities Depository Register.

8.	UNCERTIFICATED SHARES

8.1	Under and subject to the Uncertificated Securities Order, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the Companies Law and the Uncertificated Securities Order, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

8.2	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

8.2.1	the holding of shares of that class in uncertificated form;

8.2.2	the transfer of title to shares of that class by means of a relevant system; or

8.2.3	any provision of the uncertificated securities rules;

and, without prejudice to the generality of this article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form.

8.3	Shares of a class which is at the relevant time a participating class may be changed from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Order.

8.4	If, under these Articles, Companies Law or the Uncertificated Securities Order the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these Articles, Companies Law and the Uncertified Securities Order, such entitlement shall include the right of the Board to:

8.4.1	appoint any person to take such steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

8.4.2	take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

8.5	The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Order and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

9.	FORFEITURE OF SHARES

9.1	If a Shareholder fails to pay any call (or instalment of a call) on or before the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call (or instalment) remains unpaid, serve a Notice on him requiring payment of so much of the call (or instalment) as is unpaid, together with any interest which may have accrued and any costs, charges and expenses which may have been incurred by the Company by reason of such non-payment.

9.2	The Notice shall name a further day (not earlier than the expiration of fourteen (14) Clear Days from the date of service of such Notice) on or before which the payment required by the Notice is to be made, and the place where payment is to be made, and shall state that in the event of non-payment at (or before) the time appointed, and at the place appointed, the shares in respect of which the call was made will be liable to be forfeited.

9.3	If the requirements of any such Notice as aforesaid are not complied with any share in respect of which such Notice has been given may at any time thereafter before payment of all calls and interest due in respect thereof has been made be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

9.4	When any share has been forfeited in accordance with these Articles, Notice of the forfeiture shall forthwith be given to the holder of the share or the Person entitled to the share by transmission as the case may be and an entry of such Notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register opposite to the entry of the share but no forfeiture shall be invalidated in any manner by any omission or neglect to give such Notice or to make such entry as aforesaid.

9.5	The Directors may, at any time after serving a Notice in accordance with Article 12.1, accept from the Shareholder concerned the surrender of such shares as are the subject of the Notice, without the need otherwise to comply with the provisions of Articles 11.1 to 11.4. Any such shares shall be surrendered immediately and irrevocably upon the Shareholder delivering to the Company the share certificate for the shares (if any be so issued) and such surrender shall also constitute a surrender of all dividends declared on the surrendered shares but not actually paid before the surrender. The Company shall, upon such surrender forthwith make an entry in the Register of the surrender of the share with the date thereof but no surrender shall be invalidated in any manner by any omission or neglect to make such entry as aforesaid.

9.6	A forfeited or surrendered share shall become the property of the Company and may be sold, re- allotted or otherwise disposed of (either to the Person who was before forfeiture or surrender the holder thereof or entitled thereto or to any other Person) upon such terms and in such manner as the Directors think fit at any time before a sale, re-allotment or other disposition, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited or surrendered share is to be transferred to any Person the Directors may authorise some Person to execute an instrument of transfer of the share to that Person.

9.7	A Person whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares and shall (if he has not done so already) surrender to the Company for cancellation the certificate (if any be so issued) for the shares forfeited or surrendered. Notwithstanding the forfeiture or the surrender, such Person shall remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by him in respect of those shares with interest thereon at the rate at which interest was payable before the forfeiture or surrender or at such rate as the Directors may reasonably determine from the date of forfeiture or surrender until payment, PROVIDED THAT the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.

9.8	A declaration under oath by a Director or the Secretary (or by an Officer of a corporate Secretary) that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the share. The declaration and the receipt of the Company for the consideration (if any) given for the share on the sale re-allotment or disposal thereof together with the certificate for the share delivered to a purchaser or allottee thereof shall (subject to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute good title to the share. The Person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in respect of the forfeiture, surrender, sale, re-allotment or disposal of the share.

10.	TRANSFER OF SHARES

10.1	Each member may transfer all or any of his or her shares which are in uncertificated form by means of a relevant system in such manner provided for, and subject as provided in, the Uncertificated Securities Order. No provision of these Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.

10.2	The Board may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the Uncertificated Securities Order and the relevant system.

10.3	Save as otherwise permitted under the provisions of the Companies Law, all transfers of certificated shares shall be affected using an instrument of transfer.

10.4	The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods as the Directors may reasonably determine.

10.5	Unless otherwise decided by the Directors in their sole discretion no fee shall be charged in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any share.

10.6	In respect of any allotment of any share the Directors shall have the same right to decline to approve the registration of any renouncee of any allottee as if the application to allot and the renunciation were a transfer of a share under these Articles.

10.7	Notwithstanding any other provision of these Articles, in the case of any share which is the subject of any security agreement by or pursuant to which a security interest has been granted in respect of such share:

10.7.1	the Company shall not have any lien on such share, pursuant to the provisions of Article 10 (Lien) or otherwise;

10.7.2	no such share may be forfeited, pursuant to the provisions of Article 12 (Forfeiture of Shares) or otherwise;

10.7.3	the Directors may not refuse and must recognise and immediately register the transfer of any such share where an instrument of transfer is lodged at the Office accompanied by the certificate (if any be so issued) for any such share to which it relates and a certificate by the Person to whom such security has been granted (or any successor or assignee of any such Person) that the instrument of transfer was executed pursuant to or in connection with such a security agreement;

10.7.4	the registration of any such transfer of any such share may not be suspended, pursuant to Article 13.8 or otherwise; and

10.7.5	no fee shall be charged or payable in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any such share, pursuant to Article 13.9 or otherwise.

11.1	TRANSMISSION OF SHARES

11.1	In the case of the death of a Shareholder, the survivor (or survivors where the deceased was a joint holder) and the executors or administrators of the deceased where he was a sole or only surviving holder shall be the only Persons recognised by the Company as having any title to his interest in the shares, BUT NOTHING in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

11.2	Any Person becoming entitled to a share in consequence of the death, bankruptcy or incapacity of a Shareholder shall, upon producing such evidence of his title as the Directors may require, have the right either to be registered in the Register himself as the holder of the share or to make such transfer thereof as the deceased, bankrupt or incapacitated Shareholder could have made (but, for the avoidance of doubt, the Directors shall, in either case, have the same right to refuse or suspend registration as they would have had in the case of a transfer of the share by the deceased, bankrupt or incapacitated Shareholder before his death, bankruptcy or incapacity).

11.3	If the Person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a Notice Signed by him stating that he so elects. If he shall elect to have another Person registered, he shall testify his election by an instrument of transfer of the share in favour of that Person. All the limitations restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such Notice or instrument of transfer as aforesaid as if it were an instrument of transfer executed by the Shareholder and the death, bankruptcy or incapacity of the Shareholder had not occurred. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board of directors may require (including without limitation the execution of any document and the giving of any instruction by means of the relevant system) to enable himself or that person, to be registered as the holder of the share.

11.4	A Person so becoming entitled to a share in consequence of the death, bankruptcy or incapacity of a Shareholder shall have the right to receive, and may give a discharge for, all dividends and other moneys payable (or other advantages due) on or in respect of the share, but he shall not be entitled to receive notice of, or to attend or vote at, meetings of the Company, or, save as aforesaid, to any of the rights or privileges of a Shareholder unless and until he shall be registered in the Register as a Shareholder in respect of the share.

12.	NOTICE OF GENERAL MEETINGS

12.1	Notice of general meetings shall be made:

12.1.1	through a relevant system, where the notice or document relates to uncertificated shares;

12.1.2	by giving it by electronic communication to an address for the time being notified to the Company by the Shareholder concerned for that purpose; and

12.1.3	by making it available on the Company’s website and publishing a press release.

12.2	Notice of the annual general meeting and extraordinary general meeting where an amendment of the articles of association will be considered shall be given no earlier than six weeks and no later than four weeks prior to the general meeting. Notice of other extraordinary general meetings shall be issued no earlier than six weeks and no later than three weeks before the general meeting.

13.	PARTICIPATION AT GENERAL MEETINGS

13.1	A shareholder that wishes to participate in a general meeting must notify the company, of its and any assistants, intention to attend the meeting, no later than the date stated in the notice of the meeting. Such a date may not be on a weekend or other public holiday in Jersey and Sweden, and may not occur earlier than five week-days prior to the general meeting. The number of assistants may not be more than two.

14.	MATTERS FOR THE ANNUAL GENERAL MEETING

14.1	The annual general meeting shall be held annually within six months after the end of the financial year. At the annual general meeting, the following matters shall be considered:

14.1.1	Election of the chair of the meeting

14.1.2	Preparation and approval of the voting list

14.1.3	Election of one person to certify the minutes

14.1.4	Approval of agenda

14.1.5	Presentation of the annual report and auditor’s report and, if any, the group annual report and the group auditor’s report

14.1.6	Decision regarding: adoption of income statement and balance sheet and, if any, the group income statement and the group balance sheet, the profit and loss of the company in accordance with the adopted balance sheet, discharge from liability for the board of directors and the chief executive officer

14.1.7	Determining the fees for the board of directors and the auditor

14.1.8	Election of the board of directors and the auditor

14.1.9	Election of the chair of the board of directors

14.1.10	Decisions regarding the adoption of principals for the nomination committee

14.1.11	Decisions on the principles for determination of remuneration to the management of the company

14.1.12	Any other matter which has been referred to the general meeting according to Companies (Jersey) Law 1991 or the articles of association.

15.	DIRECTORS

15.1	Subject to the provisions of the Companies Law, and save as may be amended by Special Resolution, the minimum number of Directors shall be three and the maximum number of Directors shall be ten.

15.2	A Director need not be a Shareholder but provided he has notified the Secretary in Writing of his desire to receive Notice of General Meetings in accordance with Article 16.4 he shall be entitled to receive Notice of any General Meeting. Whether or not a Director is entitled to receive such Notice, he may nevertheless attend and speak at any such meeting.

16.	POWERS OF DIRECTORS

16.1	The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company, SAVE FOR:

16.1.1	matters which are Reserved Matters; and / or

16.1.2	any matters which are by the Companies Law or these Articles required to be exercised by the Company in General Meeting.

16.2	The Directors’ powers shall be subject to the provisions of these Articles, to the provisions of the Companies Law and to such regulations (being not inconsistent with the aforesaid regulations or provisions) as may be prescribed by the Company in General Meeting but no regulations made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

16.3	The Directors may by power of attorney, mandate or otherwise appoint any Person to be the agent of the Company for such purposes and on such conditions as they determine including authority for the agent to delegate all or any of his powers.

16.4	Where a Director, other officer of the Company or any Person duly authorised to act on behalf of the Company, is required or permitted to execute a document or notice on behalf of the Company (pursuant to these Articles or otherwise), he shall be permitted to execute such document or notice on behalf of the Company by using an Electronic Signature.

17.	RESERVED MATTERS

17.1	The Company shall not, and shall procure that no Group Company shall, take any of the actions set out in Article 17.2 (each a “Reserved Matter”) unless a prior Reserved Matter Consent has been granted in respect thereof.

17.2	Each of the following shall be a Reserved Matter:

17.2.1	the sale, transfer or partial disposal of a Group Company or its Business that would have a material impact upon the operations of the Group as a whole;

17.2.2	the cessation of a material Business by a Group Company;

17.2.3	the presentation of a petition for the winding-up of any Group Company (OTHER THAN a Group Company whose net assets at the time of such petition do not exceed £50,000);

17.2.4	the making of any material arrangement with or for the benefit of a Group Company’s creditors (OTHER THAN where each such creditor is another Group Company);

17.2.5	any material transaction between a Group Company and a Shareholder or an Associated Undertaking thereof (OTHER THAN in the normal course of its business OR on arms’ length commercial terms);

17.2.6	the acquisition by a Group Company of any assets or property at a total cost, per transaction, in excess of £50,000,000 (or currency equivalent) (OTHER THAN as acquired in the ordinary course of its Business OR if acquired from other Group Companies);

17.2.7	the creation of any charge or other security over any assets or property of a Group Company to secure borrowings, or indebtedness in the nature of borrowings, of that Group Company which, when aggregated with all other such borrowings or indebtedness, would exceed £200,000,000 (OTHER THAN in the ordinary course of its Business, and, DISREGARDING any amounts borrowed from other Group Companies) provided always that, subject to applicable law, nothing in these Articles (including without limitation this provision) shall restrict or prevent or be deemed to restrict or prevent the issuance by the Company of any corporate or convertible bonds or other debt instruments on an unsecured basis;

17.2.8	the making of any loan or advance by a Group Company to any Person in excess of £2,500,000 (OTHER THAN in the ordinary course of its business OR to another Group Company); and

17.2.9	the giving by a Group Company of any guarantee or indemnity pursuant to which such conditional and / or contingent liability would exceed £2,500,000 (OTHER THAN in the normal course of its business OR if given in respect of another Group Company).

17.3	A series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, to determine whether a matter is a Reserved Matter or not.

17.4	Notwithstanding anything to the contrary in this Article 21, any step or action (and all steps necessary or conducive to give effect thereto or which are ancillary thereto), or any omission to take any action or step by any Group Company, in connection with any matter in respect of which the Directors, acting in good faith, have concluded it is necessary to take or omit to take such step or action in order for any Group Company to be (or become) in compliance with law or regulation in a relevant jurisdiction, shall not be a Reserved Matter. The Directors may demonstrate that they are acting in good faith and in accordance with the foregoing discretion by (for example, and without limitation) obtaining a relevant legal opinion in support thereof.

18.	DELEGATION OF DIRECTORS’ POWERS

18.1	The Directors may delegate any of their powers to committees consisting of such Director or Directors and / or such other Person or Persons as they think fit. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to such Director or Directors and / or other Person or Persons as such committee thinks fit (whether or not such Director(s) or other Person(s) act as a committee) all or any of the powers delegated and may be made subject to such conditions as the Directors may specify, and may be revoked or altered.

18.2	The meetings and proceedings of any such committee consisting of two or more Persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under this Article.

19.	APPOINTMENT OF DIRECTORS

19.1	Where these Articles are adopted by the Company either upon incorporation or for any other reason prior to the appointment of the first Directors, the first Directors of the Company shall be appointed in Writing by the subscribers to the Memorandum of Association or by a majority of them. Any Director so appointed, and any Director duly holding office prior to the adoption of these Articles, shall continue to hold office until he resigns or is disqualified or removed in accordance with the provisions hereof.

19.2	The Shareholders shall have power at any time (and from time to time) to appoint any Person (other than one disqualified or ineligible by law to act as a director of a company) to be a Director either to fill a casual vacancy or as an addition to the existing Directors, PROVIDED THAT the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors. Any Director so appointed shall hold office until he resigns or retires or is disqualified or removed in accordance with the provisions of these Articles.

19.3	The Company may by Ordinary Resolution:

19.3.1	appoint any Person (not being a Prohibited Person) as a Director; and

19.3.2	remove any Director from office.

19.4	The Company shall keep or cause to be kept a register of particulars with regard to its Directors in the manner required by the Companies Law.

20.	RESIGNATION, DISQUALIFICATION & REMOVAL OF DIRECTORS

20.1	The office of a Director shall be vacated if the Director:

20.1.1	resigns his office by Notice to the Company;

20.1.2	retires;

20.1.3	ceases to be a Director by virtue of any provision of the Companies Law or he becomes prohibited or disqualified by law from being a Director;

20.1.4	becomes Bankrupt or makes any arrangement or composition with his creditors generally;

20.1.5	becomes of unsound mind; or

20.1.6	is removed from office by Ordinary Resolution passed pursuant to Article 25.3.2.

21.	REMUNERATION & EXPENSES OF DIRECTORS

21.1	The Directors shall be entitled to such remuneration as the Company may by Ordinary Resolution determine.

21.2	The Directors shall be paid out of the funds of the Company their travelling hotel and other expenses properly and necessarily incurred by them in connection with their attendance at meetings of the Directors or Shareholders or otherwise in connection with the discharge of their duties.

22.	EXECUTIVE DIRECTORS

22.1	The Directors may from time to time appoint one of their number to the office of managing director or to any other executive office under the Company on such terms and for such periods as they may determine.

22.2	The appointment of any Director to any executive office shall be subject to termination if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

22.3	The Directors may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of such powers.

23.	DIRECTORS’ INTERESTS

23.1	Director who has, directly or indirectly, an interest in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company which to a material extent conflicts or may conflict with the interests of the Company and of which he is aware, shall disclose to the Company the nature and extent of his interest.

23.2	For the purposes of Article 27.1:

23.2.1	the disclosure shall be made at the first meeting of the Directors at which the transaction is considered after the Director concerned becomes aware of the circumstances giving rise to his duty to make it or, if for any reason he fails to do so at such meeting, as soon as practical after the meeting, by Notice in Writing delivered to the Secretary;

23.2.2	the Secretary, where the disclosure is made to him shall inform the Directors that it has been made and shall in any event table the Notice of the disclosure at the next meeting after it is made;

23.2.3	a disclosure to the Company by a Director in accordance with Article 27.1 that he is to be regarded as interested in a transaction with a specified Person is sufficient disclosure of his interest in any such transaction entered into after the disclosure is made; and

23.2.4	any disclosure made at a meeting of the Directors shall be recorded in the minutes of the meeting.

23.3	Subject to the provisions of the Companies Law, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to tenure of office, remuneration and otherwise as the Directors may determine.

23.4	Subject to the provisions of the Companies Law, and PROVIDED THAT he has disclosed to the Company the nature and extent of any of his material interests in accordance with Article 27.1, a Director notwithstanding his office:

23.4.1	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

23.4.2	may be a director or other officer of or employed by or a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested;

23.4.3	shall not by reason of his office be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

23.4.4	may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

24.	PROCEEDINGS OF DIRECTORS

24.1	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.

24.2	A Director may at any time, and the Secretary at the request of a Director shall, summon a meeting of the Directors by giving to each Director not less than twenty- four (24) hours’ notice of the meeting PROVIDED THAT any meeting may be convened at shorter notice and in such manner as each Director shall approve (including by word of mouth or by Electronic Communication to an address given by the Director to the Company for this purpose or to his last known address or any other address given by him to the Company for this purpose) and PROVIDED FURTHER THAT unless otherwise resolved by the Directors notices of Directors’ meetings need not be in Writing. A Director may waive the requirement that notice be given to him of a meeting of the Board, either prospectively or retrospectively.

24.3	Questions arising at any meeting shall be determined by a majority of votes.

24.4	In the case of an equality of votes the chair shall not have a second or casting vote.

24.5	A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be three.

24.6	A Director notwithstanding his interest may be counted in the quorum present at any meeting at which any contract or arrangement in which he is interested is considered and, provided he has made the disclosure required by Article 27.1, he may vote in respect of any such contract or arrangement except those concerning his own terms of appointment.

24.7	If a Director is by any means in communication with one or more other Directors so that each Director participating in the communication can hear what is said by any other of them each Director so participating in the communication is deemed to be present at a meeting with the other Directors so participating notwithstanding that all the Directors so participating are not present together in the same place. A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chair of the meeting participates.

24.8	The continuing Directors or Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum or becomes less than the number required by the Companies Law the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a General Meeting. If there are no Directors or no Director is able or willing to act then any Shareholder or the Secretary may summon a General Meeting for the purpose of appointing Directors.

24.9	The Directors may from time to time elect from their number, and remove, a chair and / or deputy chair and / or vice-chair of the board of Directors and determine the period for which they are to hold office.

24.10	The chair, or in his absence the deputy chair, or in his absence the vice-chair, shall preside at all meetings of the Directors but if no such chair, deputy chair or vice-chair be elected or if at any meeting the chair, deputy chair or vice-chair is not present within five (5) minutes after the time appointed for holding the meeting or he is unwilling to act as chair of the meeting, the Directors present may choose one of their number to be the chair of the meeting.

24.11	A resolution in Writing Signed by all the Directors entitled to receive Notice of a meeting of Directors or of a committee of Directors shall be valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly convened and held and may consist of several documents in like form each Signed by one or more Directors.

24.12	Notwithstanding anything to the contrary within these Articles, meetings of the Board shall be held at such locations and in such manner, and resolutions of the Directors passed in writing shall be signed, so as to cause the Company to:

24.12.1	be resident for taxation purposes in Jersey; and

24.12.2	comply with the Taxation (Companies – Economic Substance) (Jersey) Law 2019.

24.13	All acts done bona fide by any meeting of Directors or of a committee appointed by the Directors or by any Person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or committee or Person acting as aforesaid, or that they (or any of them) were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such Person had been duly appointed, was qualified, had continued to be a Director or a member of a committee appointed by the Directors and had been entitled to vote.

25.	MINUTE BOOK

25.1	The Directors shall cause to be entered in books kept for the purpose:

25.1.1	the minutes of all proceedings at General Meetings, class meetings, Directors’ meetings and meetings of committees appointed by the Directors (such minutes to include the names of the Persons present thereat and the location, date and time of the meeting concerned);

25.1.2	all resolutions in Writing passed in accordance with these Articles;

25.1.3	all such other records as are from time to time required by the Companies Law or, in the opinion of the Directors, by good practice to be minuted or retained in the books of the Company.

25.2	Any minutes of a meeting if purporting to be Signed by the chair of the meeting at which the proceedings were had or by the chair of the next succeeding meeting shall be conclusive evidence of the proceedings.

26.	SECRETARY

26.1	Subject to the provisions of the Companies Law, the Directors:

26.1.1	shall appoint a Secretary; and

26.1.2	may appoint one or more Assistant and / or Deputy Secretaries;

in each case for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by the Directors.

26.2	Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Assistant or Deputy Secretary, or if there is no Assistant or Deputy Secretary capable of acting, by or to any Person authorised generally or specifically in that behalf by the Directors PROVIDED THAT any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by it being done by or to the same Person acting both as Director and as, or in the place of, the Secretary.

26.3	The Company shall keep or cause to be kept at the Office a register of particulars with regard to its Secretary in the manner required by the Companies Law.

27.	THE SEAL

27.1	The Directors may determine that the Company shall have a Seal. Subject to the Companies Law, if the Company has a Seal the Directors may determine that it shall also have an official seal for use in (and which shall bear the name of) any country, territory or place outside of Jersey, Channel Islands and an official seal for sealing securities issued by the Company or for sealing documents creating or evidencing securities so issued.

27.2	The Directors shall provide for the safe custody of all seals and no seal shall be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.

27.3	The Directors may from time to time make such regulations as they think fit the Persons and the number of such Persons in whose presence the Seal shall be used and, until otherwise so determined, the Seal shall be affixed in the presence of two Directors, of one Director and the Secretary or of one Director and some other Person duly authorised by the Board.

27.4	The Company may authorise an agent appointed for the purpose to affix any seal of the Company to a document to which the Company is a party.

28.	AUTHENTICATION OF DOCUMENTS

28.1	Any Director or the Secretary or any Person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum of Association and these Articles), any resolutions passed by the Company or the Directors and any books, records, documents and accounts relating to the business of the Company and to certify copies thereof or extracts therefrom as true copies or extracts.

28.2	Where any books, records, documents or accounts of the Company are situated elsewhere than at the Office the local manager or other Officer or the company having the custody thereof shall be deemed to be a Person appointed by the Directors for the purposes set out in Article 34.1.

29.	DIVIDENDS

29.1	Subject to the provisions of the Companies Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Shareholders but no dividend shall exceed the amount recommended by the Directors.

29.2	Subject to the provisions of the Companies Law, the Directors may if they think fit from time to time pay to Shareholders eligible to receive dividends on their shares such interim dividends as appear to be justified by the profits of the Company.

29.3	If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend.

29.4	Subject to the provisions of the Companies Law, the Directors may also pay half-yearly, or at other suitable intervals to be settled by them, any dividend which may be payable at a fixed rate.

29.5	Provided the Directors act bona fide they shall not incur any personal liability to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

29.6	Subject to any particular rights or limitations as to dividend for the time being attached to any shares as may be specified in these Articles or upon which such shares may be issued, all dividends shall be declared apportioned and paid pro-rata according to the amounts Paid-Up on the shares on which the dividend is paid (otherwise than in advance of calls) PROVIDED THAT if any share is issued on terms providing that it shall rank for dividend as if Paid-Up (in whole or in part) or as from a particular date (either past or future) such share shall rank for dividend accordingly.

Subject to the rights of Persons, if any, entitled to shares with special rights as to dividend(s), all dividends shall be declared and paid according to the amount paid-up on the shares in respect whereof the dividend is paid (but no amount paid-up on a share in advance of calls shall be treated for the purposes of this Article as paid-up on the share) PROVIDED THAT if any share is issued on terms providing that it shall rank for dividend as from or after a particular date, such share shall rank for dividend accordingly.

29.7	The Directors may, before recommending any dividend, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which such sums may be properly applied and, pending such application, may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

29.8	The Directors may carry forward to the account of the succeeding year (or years) any balance which they do not think fit either to dividend or to place to reserve.

29.9	A General Meeting declaring a dividend may, upon the recommendation of the Directors, direct that payment of such dividend shall be satisfied, wholly or in part, by the distribution of specific assets and, in particular, of Paid-Up shares or debentures of any other company and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may:

29.9.1	issue certificates representing part of a shareholding and may fix the value for distribution of such specific assets or any part thereof;

29.9.2	determine that cash payment shall be made to any Shareholders on the basis of the value so fixed in order to adjust the rights of Shareholders;

29.9.3	vest any specific assets in trustees upon trust for the Persons entitled to the dividend as may seem expedient to the Directors; and

29.9.4	generally make such arrangements for the allotment, acceptance and sale of such specific assets or certificates representing part of a shareholding or otherwise as they think fit.

29.10	Any resolution declaring a dividend on the shares of any class whether a resolution of the Company in General Meeting or a resolution of the Directors or any resolution of the Directors for the payment of a fixed dividend on a date prescribed for the payment thereof may specify that the same shall be payable to the Persons registered as the holders of shares of the class concerned at the close of business on a particular date notwithstanding that it may be a date prior to that on which the resolution is passed (or as the case may be that prescribed for payment of a fixed dividend) and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any shares of the relevant class.

29.11	The Directors may deduct from any dividend or other monies payable to any Shareholder on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

29.12	Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Shareholder or Person entitled thereto and in the case of joint holders to any one of such joint holders or to such Person and to such address as the holder or joint holders may in Writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent or to such other Person as the holder or joint holders may in Writing direct and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the Person entitled to the money represented thereby. For uncertificated shares, any payment may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and such payment may be made by the Company or any person on its behalf by sending an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

29.13	All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No dividend shall bear interest as against the Company.

29.14	Any dividend which has remained unclaimed for a period of ten (10) years from the date of declaration thereof shall if the Directors so resolve be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

30.	ACCOUNTS & AUDIT

30.1	The Company shall keep accounting records which are sufficient to show and explain the Company’s transactions and are such as to:

30.1.1	disclose with reasonable accuracy at any time the financial position of the Company at that time; and

30.1.2	enable the Directors to ensure that any accounts prepared by the Company comply with requirements of the Companies Law.

30.2	The Directors shall prepare accounts of the Company made up to such date in each year as the Directors shall from time to time determine in accordance with and subject to the provisions of the Companies Law.

30.3	The Directors shall deliver to the Registrar of Companies a copy of the accounts of the Company Signed on behalf of the Directors by one of them together with a copy of the report thereon by the Auditors in accordance with the Companies Law.

30.4	The Company by Ordinary Resolution shall appoint Auditors for any period or periods to examine the accounts of the Company and to report thereon in accordance with the Companies Law.

31.	NOTICES

31.1	In the case of joint holders of a share all Notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding and Notice so given shall be sufficient Notice to all the joint holders.

31.2	A Notice or other document may be given to a Shareholder by the Company:

31.2.1	personally, through delivery by hand;

31.2.2	by sending it by post in a pre-paid envelope (which may, in the discretion of the Company, also be sent by registered mail) addressed to the Shareholder concerned at the address for the time being entered in the Register in respect of such Shareholder;

31.2.3	through a relevant system, where the notice or document relates to uncertificated shares;

31.2.4	by leaving it at the address for the time being entered in the Register in respect of the Shareholder concerned (or at another address notified for the purpose) in an envelope addressed to such Shareholder;

31.2.5	by giving it by electronic communication to an address for the time being notified to the Company by the Shareholder concerned for that purpose;

31.2.6	by making it available on the Company’s website and publishing a press release; or

31.2.7	by any other means authorised in writing by the Shareholder concerned.

31.3	A Notice or other document may be given to the Company by a Shareholder:

31.3.1	by sending it by post in a pre-paid envelope (which may, in the discretion of the Shareholder concerned, also be sent by registered mail) addressed to the Company at the Office;

31.3.2	by leaving it at the Office in an envelope addressed to the Company;

31.3.3	by giving it by electronic communication to an address for the time being notified to all Shareholders by the Company for that purpose; or

31.3.4	by any other means, from time to time, authorised by the Company and notified to all Shareholders for such purpose by the Company.

31.4	A Notice or other document delivered by hand to a Shareholder shall have effect from its actual receipt.

31.5	A Notice or other document addressed to the Company or to a Shareholder at their registered address or other address for service in Jersey is, if sent by post, deemed to be given to such Person at the expiration of:

31.5.1	twenty-four (24) hours after it was sent pre-paid as first-class post;

31.5.2	forty-eight (48) hours after it was sent pre-paid as second-class post; or

31.5.3	seventy-two (72) hours after it was sent by registered mail;

and, in proving service, it is sufficient to prove that the envelope containing the Notice or document was properly addressed, pre-paid and posted.

31.6	A Notice or other document not sent by post but left at a registered address or address for service in Jersey is deemed to be given on the day (and at the time) it is so left.

31.7	Where a Notice or other document is sent by an Electronic Communication in accordance with this Article 38.2.4, it shall be deemed to be given at the time it was sent PROVIDED THAT no electronic notice of failed delivery is 25 received promptly after the same is sent. In respect of a notice given by Electronic Communication under this Article 36.2.4, in the event that the Company (or the sender on its behalf) promptly thereafter receives electronic notice of failed delivery, the Company (or, as the case may, the sender on its behalf) shall make two further attempts on the same day to send the notice by Electronic Communication. If notice of failed delivery is similarly received in respect of both subsequent attempts, the Company shall, within two (2) Business Days, dispatch to the Shareholder concerned (by first-class post) the same notice, which shall be deemed to be effective as of the date on which the first attempt was made to send the notice by Electronic Communication to the address provided for such purpose by the Shareholder concerned.

31.8	A Notice or other document served or delivered by the Company by any other means authorised in writing by the Shareholder concerned is deemed to be served when the Company has taken the action it has been authorised by the Shareholder to take for that purpose.

31.9	Any Shareholder Present, either personally (or by its authorised representative in the case of a corporation) or by proxy, at any General Meeting shall, for all purposes, be deemed to have received due Notice of such meeting (and, where requisite, of the purposes for which such meeting was convened).

31.10	A Notice may be given by the Company to the Persons entitled to a share in consequence of the death, bankruptcy or incapacity of a Shareholder by sending or delivering it in any manner authorised by these Articles for the giving of Notice to a Shareholder addressed to them by name or by the title of representatives of the deceased or trustee of the Bankrupt or curator of the Shareholder or by any like description at the address if any supplied for that purpose by the Persons claiming to be so entitled. Until such an address has been supplied a Notice may be given in any manner in which it might have been given if the death, bankruptcy or incapacity had not occurred. If more than one Person would be entitled to receive a Notice in consequence of the death, bankruptcy or incapacity of a Shareholder Notice given to any one of such Persons shall be sufficient Notice to all such Persons.

31.11	Notwithstanding anything to the contrary within these Articles:

31.11.1	of the provisions of these Articles any Notice to be given by the Company to a Director may be given in any manner agreed in advance by such Director; and

31.11.2	if deemed receipt of a Notice or other document to be given to or by a Person pursuant to these Articles would occur on a day which is not a Business Day, deemed receipt shall be at 9am on the next Business Day.

32.	WINDING-UP

32.1	Subject to any special rights which may be attached to any class of shares and the provisions of the Companies Law, if the Company is wound-up, the assets available for distribution among the Shareholders shall be applied first in repaying to Shareholders the amount Paid-Up on their shares respectively and if such assets shall be more than sufficient to repay to the Shareholders the whole amount Paid-Up on their shares the balance shall be distributed among Shareholders in proportion to the amount which at the time of the commencement of the winding-up had been actually Paid-Up on their said shares respectively.

32.2	If the Company is wound-up, the Company may, with the sanction of a Special Resolution (and any other sanction required by the Companies Law), divide the whole or any part of the assets of the Company among the Shareholders in-specie (whether or not such assets consist of property of one kind or different kinds) and the liquidator (or, where there is no liquidator, the Directors) may, for that purpose, value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholder and, with the like sanction, vest the whole or any part of the assets of the Company in trustees upon such trusts for the benefit of the Shareholders as the liquidator or (as the case may be) the Directors, with the like sanction, determine but no Shareholder shall be compelled to accept any assets upon which there is a liability.

33.	INDEMNITY

33.1	In so far as the Companies Law allows, every present or former Officer of the Company shall be indemnified out of the assets of the Company against any loss or liability incurred by him by reason of being or having been such an Officer.

33.2	The Directors may without sanction of the Company in General Meeting authorise the purchase or maintenance by the Company for any Officer or former Officer of the Company of any such insurance as is permitted by the Companies Law in respect of any liability which would otherwise attach to such Officer or former Officer.

34.	NON-APPLICATION OF STANDARD TABLE

34.1	The regulations constituting the Standard Table from time to time prescribed pursuant to the Companies Law shall not apply to the Company and are hereby expressly excluded in their entirety.